Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 31, 2001 (except for the fourth paragraph of note 11, as to which the date is September 17, 2001), with respect to the financial statements of Golden Peanut Company, LLC and subsidiaries, included in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-116066) and related Prospectus of Gold Kist Holdings, Inc. for the registration of 32,000,000 shares of its common stock.

Atlanta, Georgia

August 12, 2004